SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2003

Date of Report (Date of earliest event reported)

Commission File Number 000-32127

GUIDELINE CAPITAL, INC.
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	86-1004672 (IRS Employer Identification No.)

1607 N.E. 41st Avenue
Portland, Oregon  97232
(Address of principal executive offices)

(888) 466-5731
(Issuer's telephone number)

Item 2.          Acquisition or Disposition of Assets.

On July 24, 2003, the Registrant entered into an agreement with The Arches Group, Inc. pursuant to which the Registrant acquired 18,000,000 shares being 100% of the issued and outstanding shares of The Arches Group, Inc. and all of its rights in any agreements with Dr. Marius Paul, Anna Paul and Energy Supreme, LLC. and Mar-Paul, Inc. in exchange for 18,000,000 shares of Guideline Capital, Inc and the payment of Ten Million dollars cash, due upon Guideline Capital, Inc. entering into a second licensing agreement with Mar-Paul, Inc

The Arches Group, Inc is a private Oregon corporation which acquired 49% of Mar-Paul, Inc. and has negotiated certain rights with respect to marketing electric energy produced using proprietary technologies controlled by Dr. Marius Paul, Anna Paul, Energy Supreme, LLC and Mar-Paul, Inc. Attached as exhibits to this Report are the agreements referred to herein.

Guideline Capital, Inc.

By:/s/ Ernest J. Wesson
          Ernest J. Wesson, President

Dated:  August 18, 2003